Exhibit 99.1

FICO Announces Proposed Offering of $1.0 Billion in Senior Notes

Bozeman, MT – March 11, 2026 – Fair Isaac Corporation (NYSE: FICO) announced today that it intends to offer, subject to market and certain other conditions, $1.0 billion in aggregate principal amount of Senior Notes due 2034 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of FICO.

FICO intends to use the net proceeds from the offering of the Notes to repay certain indebtedness outstanding under its existing unsecured revolving credit facility, to fund the redemption in full of $400 million aggregate principal amount of the 5.25% Senior Notes due 2026 that were issued on May 8, 2018 (the “2018 Senior Notes”), to pay related fees and expenses, and for general corporate purposes which may include repurchases of common stock.

On March 11, 2026, FICO plans to provide a conditional notice of its intent to redeem the 2018 Senior Notes on March 26, 2026 subject to the successful issuance of the Notes on terms and in an aggregate principal amount satisfactory to FICO. This press release does not constitute a notice of redemption with respect to the 2018 Senior Notes.

The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135(c) under the Securities Act.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks related to the offering of the Notes, impact of macroeconomic conditions on FICO’s business, operations and personnel, the success of FICO’s business strategies, the maintenance of its existing relationships and ability to create new relationships with customers, distributors and other business partners, its ability to continue to develop new and enhanced products and services and to enter new markets, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use or cost of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, or divestitures, and material adverse developments or uncertainty in global economic conditions or in the markets or industries that FICO serves. Additional information on these risks and uncertainties and other factors that could affect FICO’s future results are described from time to time in FICO’s reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended September 30, 2025 and its subsequent filing with the SEC. If any of these risks or uncertainties materialize, FICO’s results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

FICO Contact:	FICO Investors & Analysts:
press@fico.com	Dave Singleton Fair Isaac Corporation (800) 459-7125 investor@fico.com